EXHIBIT 21.1

CIBER, Inc.

List of Subsidiaries

As of December 31, 2007

Name	Jurisdiction of Organization

CIBER Indiana LLC	Indiana
CIBERsites India Private Ltd.	India
CIBER Europe B.V.	The Netherlands
CIBER Nederlands B.V.	The Netherlands
ECSoft Nederlands Holdings BV	The Netherlands
Top Contracts BV (1)	The Netherlands
CIBER Europe Limited	United Kingdom
CIBER (UK) Ltd.	United Kingdom
CIBER Novasoft Limited	United Kingdom
CIBER Norge AS	Norway
CIBER Logtec AS (2)	Norway
CIBER Danmark AS	Denmark
C.I.B.E.R. Sweden AB	Sweden
Condevor AB	Sweden
CIBER Holding GmbH	Germany
CIBER Novasoft AG	Germany
Topcontracts GmbH	Germany
CIBER Software GmbH	Germany
CIBER Novasoft IT-Services GmbH	Austria
CIBER Novasoft Oy	Finland
Offilog Consulting S.L.	Spain
CIBER Solutions S.L.	Spain
CIBER Novasoft s.r.o.	Czech Republic
OOO CIBER Novasoft	Russia
CIBER Novasoft Pty Ltd. (3)	Australia
CIBER Novasoft Ltd. (3)	New Zealand
CIBER Novasoft Co. Ltd.	China

All entities are 100% owned by CIBER or its subsidiaries, unless otherwise noted.

Excludes non-operating and inactive subsidiaries.

(1)       Owned 66% by CIBER group

(2)       Owned 80% by CIBER group

(3)       Owned 70% by CIBER group